UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2010

BITSTREAM INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21541	04-2744890
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Nickerson Road, Marlborough, Massachusetts	01752
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 497-6222

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(d) On February 22, 2010, the Company’s Board of Directors (“Board”) appointed Mr. Jonathan H. Kagan, 53, to the Company’s Board of Directors. Mr. Kagan was also named to serve on the Board’s Audit Committee.

As a non-employee director, Mr. Kagan will receive $35,000 in cash compensation for service as a director, as well as, a restricted stock award for 25,000 shares of the Company’s Class A Common Stock, vesting quarterly over five years in one-twentieth increments on each quarterly anniversary date from the date of the grant.

A copy of the Press release announcing Mr. Kagan’s appointment is being furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Number	Title

99.1	Press release issued February 22, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BITSTREAM INC.
(Registrant)
Date: March 29, 2010
	By:	/s/ James P. Dore
James P. Dore
Vice President and Chief Financial Officer